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Sorrento NETWORKS CORPORATION
Officer & Director Beneficial Ownership
As of October 31, 2002
Post-Reverse Split

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                                                       Number of            % of
Name of Beneficial Owner                               Shares           Outstanding (O)
------------------------                               ------           ---------------                  Shares       Options
Philip W. Arneson                                           14,083             1.56%                       250         13,833
Donne L. Fisher                                              1,750             0.20%                                    1,750
Robert L. Hibbard                                            1,800             0.20%                        50          1,750
Gary M. Parsons                                              2,333             0.26%                                    2,333
Joe R. Armstrong                                            10,713             1.19%                       150         10,563
Richard L. Jacobson                                          8,109             0.91%                       434          7,675
Sunil Rajadhyksha                                            1,385             0.16%                         -          1,385
                                                   ----------------    --------------              ---------------------------
All Directors, Nominees and

  Executive Officers as a Group                             40,173             4.48%                       884         39,289
                                                   ================    ==============              ===========================


Qila, LLC                                                  122,003            12.78%                    55,369         66,634


Outstanding as of October 31, 2002 (Per AST)               887,879
(Treasury = 444)

Common Stock Outstanding as of October 31, 2002                                            887,879
Treasury Stock                                                                                 444
Officers & Directors - Shares Owned                                                            884
Beneficial 5% Ownership                                                                     55,369
                                                                                     --------------
Total Outstanding Common Stock                                                             831,182       93.6%
                                                                                     --------------

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